SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) July 11, 1997.


                             HEALTH MANAGEMENT, INC.
       (Exact Name of Registrant as Specified in Charter)


     Delaware             0-18472              75-2096632
(State or other          (Commission File     (I.R.S. Employer
jurisdiction of               Number)         Identification No.)
incorporation or
organization)


1371-A Abbott Court, Buffalo Grove, Illinois           60089
(Address of principal executive offices)            (Zip Code)


                        (847) 913-2700
        (Registrant's telephone number, including area code)


                         Not Applicable
     (Former name, former address and former fiscal year, if changed since last report.)










Item 5.  Other Events.

     On July 11, 1997, at a special meeting of stockholders of Health Management, Inc. (the "Company"), the Company's stockholders approved the Agreement and Plan of Merger, dated as of November 13, 1996, as amended (the "Merger Agreement"), among the Company, Transworld HealthCare, Inc. ("Transworld"), and IMH Acquisition Corp., a wholly-owned subsidiary of Transworld ("IMH"). Pursuant to the Merger Agreement, IMH will be merged with and into the Company (the "Merger") and, among other things, each share of Common Stock of the Company, other than shares of Common Stock held by Transworld and its subsidiaries, will be converted into the right to receive $0.30 per share.

     The consummation of the Merger is subject to customary closing conditions, including, but not limited to, the approval of Transworld's lenders. If the Merger is not consummated on or before July 31, 1997, Transworld and the Company may terminate the Merger Agreement.

     On July 11, 1997, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number                Description

     99.1           Press release dated July 11, 1997 issued by the Company.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HEALTH MANAGEMENT, INC.
                              (Registrant)


Date:  July 16, 1997

                              By:   /s/ W. James Nicol
                              Name: W. James Nicol
                              Its:  President and
                                    Chief Executive Officer